       As filed with the Securities and Exchange Commission on August 11, 1998
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                         PILOT NETWORK SERVICES, INC.
            (Exact name of Registrant as specified in its charter)

          DELAWARE                                           94-3164036
   (State of incorporation)                       (I.R.S. Employer Identification No.)

                          1080 MARINA VILLAGE PARKWAY
                          ALAMEDA, CALIFORNIA  94501
                   (Address of principal executive offices)
                            _______________________

                       1998 EMPLOYEE STOCK PURCHASE PLAN
                            1998 STOCK OPTION PLAN
                       1998 DIRECTORS' STOCK OPTION PLAN
                                1994 STOCK PLAN
                           (Full title of the Plans)
                            _______________________

                              M. MARKETTA SILVERA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         PILOT NETWORK SERVICES, INC.
                          1080 MARINA VILLAGE PARKWAY
                          ALAMEDA, CALIFORNIA  94501
                                (510) 433-7800
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                             Donald M. Keller, Jr.
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (415) 854-4488

                              Page 1 of 10 Pages
                            Exhibit Index on Page 8
              (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------

                                                                Proposed           Proposed
                                          Maximum Amount        Maximum            Maximum            Amount of
                                              to be          Offering Price        Aggregate         Registration
Title of Securities to be Registered      Registered(1)         Per Share        Offering Price          Fee
-------------------------------------------------------------------------------------------------------------------
1998 EMPLOYEE STOCK PURCHASE PLAN
 Common Stock,
 $0.001 par value.....................      200,000 Shares     $ 12.75(2)          $  2,550,000

1998 STOCK OPTION PLAN
 Common Stock,
 $0.001 par value....................        95,450 Shares     $ 13.00(3)          $  1,240,850

 Common Stock,
 $0.001 par value....................       904,550 Shares     $ 15.00(4)          $ 13,568,250

1998 DIRECTORS' STOCK OPTION PLAN
 Common Stock,
 $0.001 par value.....................      200,000 Shares     $ 15.00(4)          $  3,000,000

1994 STOCK PLAN
 Common Stock,
 $0.001 par value....................     1,479,762 Shares     $  2.04(3)          $  3,018,715



                TOTAL                     2,879,762 Shares                         $ 23,377,815       $ 6,897
                -----

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
             --------------
       registration fee. The computation is based upon the proposed maximum offering price per share of Common Stock as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-57453), as amended, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, of which the underlying shares of Common Stock are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the proposed maximum offering price per share of Common Stock as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-57453), as amended.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

       The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

       (a) The Registrant's Prospectus filed on August 11, 1998 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

       (b)    Not Applicable.

       (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on August
                                                        ------------
10, 1998, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.       DESCRIPTION OF SECURITIES.  Not applicable.
              -------------------------

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.
              --------------------------------------

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              -----------------------------------------

       Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

       The Company's Restated Certificate of Incorporation limits the liability of directors to the full extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

       The Company has entered into agreements which indemnify its directors and executive officers. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Item 7.      EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
             -----------------------------------

Item 8.      EXHIBITS.
             --------

              Exhibit
              Number
              -------
              5.1      Opinion of Venture Law Group, a Professional Corporation.
              23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).
              23.2     Consent of Independent Auditors.
              24.1     Powers of Attorney (see p. 7).

Item 9.      UNDERTAKINGS.
             ------------

        The undersigned Registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Pilot Network Services, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on August 10, 1998.


                            Pilot Network Services, Inc.


                            By:   /s/ M. Marketta Silvera
                                 -------------------------------------
                                  M. Marketta Silvera
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Marketta Silvera and William C. Leetham, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                               Title                                Date
              ---------                               -----                                ----
/s/ M. Marketta Silvera                President, Chief Executive Officer and        August 10, 1998
------------------------------------     Director (Principal Executive Officer)
M. Marketta Silvera


/s/ William C. Leetham                 Sr. Vice President, Finance and               August 10, 1998
------------------------------------     Administration, Chief Financial Officer,
William C. Leetham                       Treasurer and Secretary (Principal
                                         Financial Officer)

/s/ Robert G. Carrade                  Vice President, Finance and Administration    August 10, 1998
------------------------------------     (Principal Accounting Officer)
Robert G. Carrade


/s/ Shanda Bahles                      Director                                      August 10, 1998
------------------------------------
Shanda Bahles


/s/ William B. Elmore                  Director                                      August 10, 1998
------------------------------------
William B. Elmore


/s/ K. Flynn McDonald                  Director                                      August 10, 1998
------------------------------------
K. Flynn McDonald


/s/ Thomas O'Rourke                    Director                                      August 10, 1998
-------------------------------------
Thomas O'Rourke

                               INDEX TO EXHIBITS


  Exhibit                                                                                              Page
   Number                                                                                               No.
-----------                                                                                           ------
    5.1        Opinion of Venture Law Group, a Professional Corporation                                  9

    23.1       Consent of Venture Law Group, a Professional Corporation                                  9
               (included in Exhibit 5.1).

    23.2       Consent of Independent Auditors.                                                         10

    24.1       Powers of Attorney (see p. 7).                                                            7